EXHIBIT 99.1

WestRock Reports Strong Fiscal 2018 Fourth Quarter Results - Consolidated Segment EBITDA Increased 26%

ATLANTA, Nov. 05, 2018 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal fourth quarter and fiscal year ended September 30, 2018.

Fourth Quarter 2018 Highlights

  Earned $1.08 per diluted share, a 42% increase compared to $0.76 per diluted share in the prior year quarter.
  Earned $1.29 of adjusted earnings per diluted share, a 48% increase compared to the $0.87 of adjusted earnings per diluted share in the prior year quarter.
  Increased Corrugated Packaging Segment EBITDA by $162 million, or 42%, compared to the prior year quarter. The segment delivered Segment EBITDA margin of 22.9% and North American Adjusted Segment EBITDA margin of 25.4%, up 570 and 620 basis points, respectively, compared to the prior year quarter.
  The effective tax rate for the quarter was 25.4% and the adjusted tax rate was 20.8%.

Full Year 2018 and Other Highlights

  Completed the acquisition of KapStone Paper and Packaging Corporation (“KapStone”) on November 2, 2018.
  Earned $7.34 per diluted share and $4.09 of adjusted earnings per diluted share compared to $2.77 and $2.62, respectively, in the prior year.
  Achieved consolidated Segment EBITDA of $2.89 billion and Adjusted Segment EBITDA of $2.89 billion compared to $2.26 billion and $2.29 billion, respectively, in the prior year.
  Increased Corrugated Packaging Segment EBITDA by $533 million, or 39%, compared to the prior year. The segment delivered Segment EBITDA margin of 20.7% and North American Adjusted Segment EBITDA margin of 22.6%, up 460 and 510 basis points, respectively, compared to the prior year.
  Generated net cash provided by operating activities of $2.42 billion and adjusted operating cash flow of $2.46 billion compared to $1.9 billion and $2.0 billion in the prior year, respectively.
  Achieved the $1 billion synergy and performance improvements goal the company set at the inception of WestRock in 2015, and achieved $246 million of productivity year-over-year.
  Executed disciplined capital allocation strategy:
  ·  Invested $1.0 billion in capital expenditures
  ·  Deployed $348 million to strategic acquisitions and investments
  ·  Paid $441 million in dividends
  ·  Returned $195 million to stockholders in stock repurchases
  Announced a 5.8% increase in annual dividend to an annualized rate of $1.82 per share.

“The WestRock team delivered strong financial and operating results for both the fourth quarter and the fiscal year,” said Steve Voorhees, chief executive officer. "Our North American Corrugated Packaging business had an especially outstanding year, and we continue to advance our differentiated strategy focused on achieving operational excellence and delivering value for our customers. Now, with the addition of KapStone, we have expanded our portfolio of paper and packaging solutions for our customers, and look forward to building on our success in fiscal 2019."

Consolidated Financial Results

WestRock’s performance for the three months ended September 30, 2018 and September 30, 2017 (in millions):

	Three Months Ended
	Sep. 30, 2018	Sep. 30, 2017	Change

Net sales	$4,236.6	$4,060.6	$176.0

Segment income	$507.3	$348.0	$159.3
Non-allocated expenses	(14.3)	(6.8)	(7.5)
Depreciation	232.4	220.6	11.8
Amortization	81.9	80.5	1.4
Segment EBITDA	$807.3	$642.3	$165.0
Inventory step-up, net of LIFO	-	12.1	(12.1)
Adjusted Segment EBITDA	$807.3	$654.4	$152.9

The $176 million increase in net sales compared to the prior year quarter was primarily attributable to $152 million of increased Corrugated Packaging segment sales, mainly due to higher selling price/mix.

The $159 million increase in segment income compared to the prior year quarter was primarily attributable to $149 million of increased Corrugated Packaging segment income and $8 million of increased Consumer Packaging segment income. The impact of hurricanes in the fourth quarter of fiscal 2018 reduced segment income by an estimated $10 million primarily in the Corrugated Packaging segment and reduced segment income in the fourth quarter of fiscal 2017 by an estimated $15 million in the Corrugated Packaging segment and $12 million in the Consumer Packaging segment. Consumer Packaging’s segment income in the fourth quarter of fiscal 2017 was reduced by $12 million as a result of an acquisition inventory step-up charge related to the acquisition of Multi Packaging Solutions (“MPS”). Segment EBITDA increased 26% compared to the prior year quarter and Adjusted Segment EBITDA increased 23%.

Additional information about the changes in segment sales and income is included in the discussions below.

Restructuring and Other Items

Restructuring and other items during the fourth quarter of fiscal 2018 included the following pre-tax costs:

  $27 million of acquisition costs, principally professional fees related to the KapStone acquisition
  $7 million of restructuring costs, primarily associated with the consolidation of operations
  $6 million of integration costs

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $914 million in the fourth quarter of fiscal 2018 compared to $494 million in the prior year quarter. The increase was primarily due to a decreased use of working capital, including lower cash taxes primarily due to the impact of the Tax Cuts and Jobs Act, and higher cash earnings. Total debt was $6.4 billion at September 30, 2018. During the fourth quarter WestRock invested $334 million in capital expenditures, paid $111 million in dividends, returned $94 million to stockholders in stock repurchases and deployed $52 million to strategic acquisitions.

Segment Results

Corrugated Packaging Segment

	Three Months Ended
	Sep. 30, 2018	Sep. 30, 2017	Change

Segment net sales	$2,390.0	$2,238.5	$151.5

Segment income	$377.5	$229.0	$148.5
Depreciation	142.5	130.1	12.4
Amortization	27.7	26.6	1.1
Segment EBITDA	$547.7	$385.7	$162.0
Inventory step-up, net of LIFO	-	0.2	(0.2)
Adjusted Segment EBITDA	$547.7	$385.9	$161.8

Operating Highlights for the Three Months Ended September 30, 2018 compared to September 30, 2017:

  The Corrugated Packaging segment delivered a Segment EBITDA margin of 22.9% and a North American Adjusted Segment EBITDA margin of 25.4%, up 570 and 620 basis points, respectively.
  Brazil Adjusted Segment EBITDA margin was 27.1%, up 870 basis points.
  Segment sales increased $152 million, primarily due to an estimated $148 million of higher corrugated selling price/mix and $78 million of higher corrugated volumes that were partially offset by $40 million of lower recycling sales that were driven by lower recovered fiber prices and volumes and $33 million of unfavorable foreign currency impact.
  Segment income increased $149 million, or 65%, as higher corrugated selling price/mix, productivity improvements, higher corrugated volumes and net deflation, driven by lower recovered fiber prices, were partially offset by higher depreciation, amortization and other items. Hurricanes had an estimated negative impact of $8 million and $15 million in fiscal 2018 and 2017, respectively.
  North American box shipments increased 1.7% on a per day basis, including the impact of acquisitions.

Consumer Packaging Segment

	Three Months Ended
	Sep. 30, 2018	Sep. 30, 2017	Change

Segment net sales	$1,879.2	$1,866.3	$12.9

Segment income	$132.6	$124.6	$8.0
Depreciation	88.1	88.4	(0.3)
Amortization	54.2	54.7	(0.5)
Segment EBITDA	$274.9	$267.7	$7.2
Inventory step-up, net of LIFO	-	11.9	(11.9)
Adjusted Segment EBITDA	$274.9	$279.6	$(4.7)

Operating Highlights for the Three Months Ended September 30, 2018 compared to September 30, 2017:

  Segment income increased $8 million as higher selling price/mix, productivity improvements and a $10 million acquisition reserve adjustment were largely offset by cost inflation and other items. Segment income in the fourth quarter of fiscal 2017 was reduced by $12 million as a result of an acquisition inventory step-up charge related to the MPS acquisition. Hurricanes had an estimated negative impact of $2 million and $12 million in fiscal 2018 and 2017, respectively.
  Shipments of paperboard and converted products increased 1.7%.

Land and Development Segment

	Three Months Ended
	Sep. 30, 2018	Sep. 30, 2017	Change

Segment net sales	$39.5	$18.7	$20.8

Segment loss	$(2.8)	$(5.6)	$2.8
Depreciation	0.1	0.1	-
Segment EBITDA	$(2.7)	$(5.5)	$2.8

WestRock expects to complete the monetization of its land portfolio during fiscal 2019. We have excluded the results of the Land and Development segment from adjusted earnings per diluted share.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fourth quarter of fiscal 2018 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on November 5, 2018. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 5456676. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s more than 50,000 team members support customers around the world from more than 320 operating and business locations in North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that we expect to complete the monetization of our land portfolio during fiscal 2019. With respect to these statements, WestRock has made assumptions regarding, among other things, economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of natural disasters, such as hurricanes or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales	$4,236.6	$4,060.6	$16,285.1	$14,859.7
Cost of goods sold	3,294.9	3,282.6	12,891.2	12,119.5
Selling, general and administrative, excluding intangible amortization	377.7	366.1	1,493.3	1,399.6
Selling, general and administrative intangible amortization	73.3	72.8	296.6	229.6
Multiemployer pension withdrawals	-	-	184.2	-
Pension lump sum settlement	-	3.9	-	32.6
Land and Development impairments	2.6	4.0	31.9	46.7
Restructuring and other costs	40.3	38.0	105.4	196.7
Operating profit	447.8	293.2	1,282.5	835.0
Interest expense, net	(74.0)	(59.4)	(293.8)	(222.5)
(Loss) gain on extinguishment of debt	(0.1)	(0.1)	(0.1)	1.8
Other income, net	(0.6)	8.4	12.7	11.5
Equity in income of unconsolidated entities	2.3	2.1	33.5	39.0
Gain on sale of HH&B	-	2.2	-	192.8
Income before income taxes	375.4	246.4	1,034.8	857.6
Income tax (expense) benefit	(95.4)	(51.1)	874.5	(159.0)
Consolidated net income	280.0	195.3	1,909.3	698.6
Less: Net (income) loss attributable to noncontrolling interests	(0.4)	0.8	(3.2)	9.6
Net income attributable to common stockholders	$279.6	$196.1	$1,906.1	$708.2

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$279.6	$196.1	$1,906.1	$708.2
Less: Distributed and undistributed income available to participating securities	-	-	(0.2)	(0.1)
Distributed and undistributed income available to common stockholders	$279.6	$196.1	$1,905.9	$708.1

Diluted weighted average shares outstanding	259.2	257.8	259.8	255.7

Diluted earnings per share	$1.08	$0.76	$7.34	$2.77

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales:

Corrugated Packaging	$2,390.0	$2,238.5	$9,103.4	$8,408.3
Consumer Packaging	1,879.2	1,866.3	7,291.4	6,452.5
Land and Development	39.5	18.7	142.4	243.8
Intersegment Eliminations	(72.1)	(62.9)	(252.1)	(244.9)
Total net sales	$4,236.6	$4,060.6	$16,285.1	$14,859.7

Income before income taxes:

Corrugated Packaging	$377.5	$229.0	$1,207.9	$753.9
Consumer Packaging	132.6	124.6	454.6	425.8
Land and Development	(2.8)	(5.6)	22.5	13.8
Total segment income	507.3	348.0	1,685.0	1,193.5

Multiemployer pension withdrawals	-	-	(184.2)	-
Pension lump sum settlement	-	(3.9)	-	(32.6)
Land and Development impairments	(2.6)	(4.0)	(31.9)	(46.7)
Restructuring and other costs	(40.3)	(38.0)	(105.4)	(196.7)
Non-allocated expenses	(14.3)	(6.8)	(47.5)	(43.5)
Interest expense, net	(74.0)	(59.4)	(293.8)	(222.5)
(Loss) gain on extinguishment of debt	(0.1)	(0.1)	(0.1)	1.8
Other income, net	(0.6)	8.4	12.7	11.5
Gain on sale of HH&B	-	2.2	-	192.8
Income before income taxes	$375.4	$246.4	$1,034.8	$857.6

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net income	$280.0	$195.3	$1,909.3	$698.6

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	314.3	301.1	1,252.2	1,112.1
Cost of real estate sold	37.4	19.5	121.2	207.9
Deferred income tax expense (benefit)	93.3	25.3	(1,069.4)	(20.4)
Share-based compensation expense	17.6	8.0	66.8	58.0
Pension and other postretirement funding (more) than expense (income)	(22.4)	(16.9)	(96.8)	(51.0)
Multiemployer pension withdrawals	-	-	184.2	-
Gain on sale of HH&B	-	(2.2)	-	(192.8)
Land and Development impairments	2.6	4.0	31.9	46.7
Other impairment adjustments	1.6	6.3	13.5	56.8
Other	(45.3)	(7.6)	(85.5)	(92.2)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(29.1)	40.4	(143.4)	(97.9)
Inventories	(31.3)	(16.8)	(72.1)	(48.2)
Other assets	65.5	34.0	(22.6)	(33.7)
Accounts payable	191.3	11.9	180.3	302.2
Income taxes	47.4	(105.0)	130.6	(67.1)
Accrued liabilities and other	(8.7)	(3.0)	20.7	21.5
Net cash provided by operating activities	914.2	494.3	2,420.9	1,900.5

Investing activities:

Capital expenditures	(334.4)	(241.8)	(999.9)	(778.6)
Cash paid for purchase of businesses, net of cash acquired	(51.7)	(144.7)	(239.9)	(1,588.5)
Investment in unconsolidated entities	(3.2)	(0.3)	(114.3)	(2.5)
Proceeds from the sale of HH&B	-	12.4	-	1,005.9
Proceeds from sale of property, plant and equipment	0.9	11.8	23.3	52.6
Other	(1.5)	4.8	31.9	25.3
Net cash used for investing activities	(389.9)	(357.8)	(1,298.9)	(1,285.8)

Financing activities:

Proceeds from issuance of notes	-	998.4	1,197.3	998.4
(Repayments) additions to revolving credit facilities	(115.8)	(96.2)	(115.5)	421.8
Additions to debt	1.1	325.6	855.2	742.6
Repayments of debt	(10.2)	(1,210.2)	(2,032.9)	(2,331.9)
Other financing (repayments) additions, net	(3.9)	12.7	(24.2)	23.9
Issuances of common stock, net of related minimum tax withholdings	3.4	13.5	26.6	35.8
Purchases of common stock	(94.3)	-	(195.1)	(93.0)
Cash dividends paid to shareholders	(111.2)	(101.6)	(440.9)	(403.2)
Cash distributions paid to noncontrolling interests	(6.7)	(1.1)	(33.3)	(47.0)
Other	1.7	(4.9)	7.7	(2.8)
Net cash used for financing activities	(335.9)	(63.8)	(755.1)	(655.4)

Effect of exchange rate changes on cash and cash equivalents	(4.2)	0.2	(28.2)	(2.1)
Increase (Decrease) in cash and cash equivalents	184.2	72.9	338.7	(42.8)

Cash and cash equivalents at beginning of period	452.6	225.2	298.1	340.9

Cash and cash equivalents at end of period	$636.8	$298.1	$636.8	$298.1

Supplemental disclosure of cash flow information:

Cash paid (received) during the period for:
Income taxes, net of refunds	$(48.3)	$115.5	$60.5	$227.6
Interest, net of amounts capitalized	$133.2	$100.1	$284.4	$239.0

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$636.8	$298.1
Restricted cash	-	5.9
Accounts receivable (net of allowances of $49.7 and $45.8)	2,010.7	1,886.8
Inventories	1,829.6	1,797.3
Other current assets	248.5	329.2
Assets held for sale	59.5	173.6
Total current assets	4,785.1	4,490.9

Property, plant and equipment, net	9,082.5	9,118.3
Goodwill	5,577.6	5,528.3
Intangibles, net	3,122.0	3,329.3
Restricted assets held by special purpose entities	1,281.0	1,287.4
Prepaid pension asset	420.0	368.0
Other assets	1,092.3	966.8
Total Assets	$25,360.5	$25,089.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$740.7	$608.7
Accounts payable	1,716.8	1,492.1
Accrued compensation and benefits	399.3	416.7
Other current liabilities	476.5	492.3
Total current liabilities	3,333.3	3,009.8

Long-term debt due after one year	5,674.5	5,946.1
Pension liabilities, net of current portion	261.3	279.4
Postretirement medical liabilities, net of current portion	134.8	153.4
Non-recourse liabilities held by special purpose entities	1,153.7	1,161.9
Deferred income taxes	2,321.5	3,410.2
Other long-term liabilities	994.8	737.4
Redeemable noncontrolling interests	4.2	4.7

Total stockholders' equity	11,469.4	10,342.5
Noncontrolling interests	13.0	43.6
Total Equity	11,482.4	10,386.1
Total Liabilities and Equity	$25,360.5	$25,089.0

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA

WestRock uses “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA”.

Adjusted Segment EBITDA Margins

WestRock uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income (Loss) for the quarter and year ended September 30, 2018 and 2017 (in millions, except percentages):

Reconciliation for the Quarter Ended September 30, 2018
	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,390.0	$1,879.2	$39.5	$(72.1)	$4,236.6
Less: Trade sales	(118.3)	-	-	-	(118.3)
Adjusted Segment Sales	$2,271.7	$1,879.2	$39.5	$(72.1)	$4,118.3

Segment income (loss)	$377.5	$132.6	$(2.8)	$-	$507.3
Non-allocated expenses	-	-	-	(14.3)	(14.3)
Depreciation & amortization	170.2	142.3	0.1	1.7	314.3
Segment EBITDA	$547.7	$274.9	$(2.7)	$(12.6)	$807.3
Plus: Inventory step-up	-	-	-	-	-
Adjusted Segment EBITDA	$547.7	$274.9	$(2.7)	$(12.6)	$807.3

Segment EBITDA Margins	22.9%	14.6%
Adj. Segment EBITDA Margins	24.1%	14.6%

Corrugated Reconciliation for the Quarter Ended September 30, 2018
	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment sales	$2,146.5	$111.9	$131.6	$2,390.0
Less: Trade sales	(118.3)	-	-	(118.3)
Adjusted Segment Sales	$2,028.2	$111.9	$131.6	$2,271.7

Segment income (loss)	$363.1	$15.5	$(1.1)	$377.5
Depreciation & amortization	152.0	14.8	3.4	170.2
Segment EBITDA	$515.1	$30.3	$2.3	$547.7
Plus: Inventory step-up	-	-	-	-
Adjusted Segment EBITDA	$515.1	$30.3	$2.3	$547.7

Segment EBITDA Margins	24.0%	27.1%		22.9%
Adj. Segment EBITDA Margins	25.4%	27.1%		24.1%

Reconciliation for the Quarter Ended September 30, 2017
	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,238.5	$1,866.3	$18.7	$(62.9)	$4,060.6
Less: Trade sales	(85.6)	-	-	-	(85.6)
Adjusted Segment Sales	$2,152.9	$1,866.3	$18.7	$(62.9)	$3,975.0

Segment income (loss)	$229.0	$124.6	$(5.6)	$-	$348.0
Non-allocated expenses	-	-	-	(6.8)	(6.8)
Depreciation & amortization	156.7	143.1	0.1	1.2	301.1
Segment EBITDA	$385.7	$267.7	$(5.5)	$(5.6)	$642.3
Plus: Inventory step-up	0.2	11.9	-	-	12.1
Adjusted Segment EBITDA	$385.9	$279.6	$(5.5)	$(5.6)	$654.4

Segment EBITDA Margins	17.2%	14.3%
Adj. Segment EBITDA Margins	17.9%	15.0%

Corrugated Reconciliation for the Quarter Ended September 30, 2017
	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment sales	$1,950.2	$117.2	$171.1	$2,238.5
Less: Trade sales	(85.6)	-	-	(85.6)
Adjusted Segment Sales	$1,864.6	$117.2	$171.1	$2,152.9

Segment income	$219.1	$6.8	$3.1	$229.0
Depreciation & amortization	139.2	14.8	2.7	156.7
Segment EBITDA	$358.3	$21.6	$5.8	$385.7
Plus: Inventory step-up	0.2	-	-	0.2
Adjusted Segment EBITDA	$358.5	$21.6	$5.8	$385.9

Segment EBITDA Margins	18.4%	18.4%		17.2%
Adj. Segment EBITDA Margins	19.2%	18.4%		17.9%

Reconciliation for the Year Ended September 30, 2018
	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$9,103.4	$7,291.4	$142.4	$(252.1)	$16,285.1
Less: Trade sales	(385.8)	-	-	-	(385.8)
Adjusted Segment Sales	$8,717.6	$7,291.4	$142.4	$(252.1)	$15,899.3

Segment income	$1,207.9	$454.6	$22.5	$-	$1,685.0
Non-allocated expenses	-	-	-	(47.5)	(47.5)
Depreciation & amortization	676.8	569.3	0.7	5.4	1,252.2
Segment EBITDA	$1,884.7	$1,023.9	$23.2	$(42.1)	$2,889.7
Plus: Inventory step-up	1.0	-	-	-	1.0
Adjusted Segment EBITDA	$1,885.7	$1,023.9	$23.2	$(42.1)	$2,890.7

Segment EBITDA Margins	20.7%	14.0%
Adj. Segment EBITDA Margins	21.6%	14.0%

Corrugated Reconciliation for the Year Ended September 30, 2018
	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment sales	$8,125.3	$439.5	$538.6	$9,103.4
Less: Trade sales	(385.8)	-	-	(385.8)
Adjusted Segment Sales	$7,739.5	$439.5	$538.6	$8,717.6

Segment income	$1,147.4	$54.2	$6.3	$1,207.9
Depreciation & amortization	601.9	63.5	11.4	676.8
Segment EBITDA	$1,749.3	$117.7	$17.7	$1,884.7
Plus: Inventory step-up	1.0	-	-	1.0
Adjusted Segment EBITDA	$1,750.3	$117.7	$17.7	$1,885.7

Segment EBITDA Margins	21.5%	26.8%		20.7%
Adj. Segment EBITDA Margins	22.6%	26.8%		21.6%

Corrugated Reconciliation for the Year Ended September 30, 2017
	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$8,408.3	$6,452.5	$243.8	$(244.9)	$14,859.7
Less: Trade sales	(318.2)	-	-	-	(318.2)
Adjusted Segment Sales	$8,090.1	$6,452.5	$243.8	$(244.9)	$14,541.5

Segment income	$753.9	$425.8	$13.8	$-	$1,193.5
Non-allocated expenses	-	-	-	(43.5)	(43.5)
Depreciation & amortization	597.9	508.2	0.7	5.3	1,112.1
Segment EBITDA	$1,351.8	$934.0	$14.5	$(38.2)	$2,262.1
Plus: Inventory step-up	1.4	25.1	-	-	26.5
Adjusted Segment EBITDA	$1,353.2	$959.1	$14.5	$(38.2)	$2,288.6

Segment EBITDA Margins	16.1%	14.5%
Adj. Segment EBITDA Margins	16.7%	14.9%

Corrugated Reconciliation for the Year Ended September 30, 2017
	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment sales	$7,361.4	$433.9	$613.0	$8,408.3
Less: Trade sales	(318.2)	-	-	(318.2)
Adjusted Segment Sales	$7,043.2	$433.9	$613.0	$8,090.1

Segment income	$704.0	$34.3	$15.6	$753.9
Depreciation & amortization	527.2	60.1	10.6	597.9
Segment EBITDA	$1,231.2	$94.4	$26.2	$1,351.8
Plus: Inventory step-up	1.4	-	-	1.4
Adjusted Segment EBITDA	$1,232.6	$94.4	$26.2	$1,353.2

Segment EBITDA Margins	16.7%	21.8%		16.1%
Adj. Segment EBITDA Margins	17.5%	21.8%		16.7%

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three and twelve months ended September 30, 2018 and September 30, 2017 (in millions):

	Three Months Ended		Twelve Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$914.2	$494.3	$2,420.9	$1,900.5
Plus: Cash Restructuring and other costs, net of
income tax benefit of $4.2, $9.2, $14.5 and $36.4	12.0	18.6	41.3	99.5
Adjusted Operating Cash Flow	$926.2	$512.9	$2,462.2	$2,000.0

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended Sep. 30, 2018			Twelve Months Ended Sep. 30, 2018

	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$375.4	$(95.4)	$280.0	$1,034.8	$874.5	$1,909.3
Impact of Tax Cuts and Jobs Act	-	17.4	17.4	-	(1,096.9)	(1,096.9)
Multiemployer pension withdrawals	-	-	-	183.3	(47.7)	135.6
Restructuring and other items	40.3	(9.7)	30.6	105.4	(26.3)	79.1
Accelerated depreciation on major capital projects	7.8	(2.1)	5.7	27.0	(7.4)	19.6
Losses at closed plants and transition costs	1.3	(0.3)	1.0	19.4	(5.0)	14.4
Acquisition bridge and other financing fees	1.9	(0.5)	1.4	12.0	(3.1)	8.9
Land and Development operating results including impairments	3.4	(1.0)	2.4	6.9	(1.6)	5.3
Inventory stepped-up in purchase accounting	-	-	-	1.0	(0.3)	0.7
Loss (gain) on extinguishment of debt	0.1	-	0.1	0.1	-	0.1
Consumer Packaging segment acquisition reserve adjustments	(10.1)	2.6	(7.5)	(20.1)	5.2	(14.9)
Gain on sale of waste services	-	0.7	0.7	(12.3)	4.4	(7.9)
Other	4.4	(0.2)	4.2	13.7	(1.9)	11.8
Adjusted Results	$424.5	$(88.5)	$336.0	$1,371.2	$(306.1)	$1,065.1
Noncontrolling interests			(0.4)			(3.2)
Adjusted Net Income			$335.6			$1,061.9

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended Sep. 30, 2017			Twelve Months Ended Sep. 30, 2017

	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$246.4	$(51.1)	$195.3	$857.6	$(159.0)	$698.6
Gain on sale of HH&B	(2.2)	-	(2.2)	(192.8)	-	(192.8)
HH&B - impact of held for sale accounting	-	-	-	(10.1)	2.3	(7.8)
Restructuring and other items	38.0	(12.0)	26.0	196.7	(62.8)	133.9
Pension lump sum settlement	3.9	(1.6)	2.3	32.6	(12.6)	20.0
Inventory stepped-up in purchase accounting	12.1	(3.1)	9.0	26.5	(7.0)	19.5
Land and Development operating results including impairments	8.3	(3.3)	5.0	26.7	(10.6)	16.1
Losses at closed plants and transition costs	9.3	(3.0)	6.3	18.2	(5.8)	12.4
Gain on sale or deconsolidation of subsidiaries	(6.7)	3.0	(3.7)	(5.0)	2.4	(2.6)
Federal, state and foreign tax items	-	(16.7)	(16.7)	-	(40.5)	(40.5)
Gain on extinguishment of debt	0.2	(0.1)	0.1	(1.8)	0.6	(1.2)
Other	1.4	(0.5)	0.9	8.1	(2.7)	5.4
Adjusted Results	$310.7	$(88.4)	$222.3	$956.7	$(295.7)	$661.0
Noncontrolling interests			0.8			9.6
Adjusted Net Income			$223.1			$670.6

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share.

	Three Months Ended		Twelve Months Ended
	Sep. 30, 2018	Sep. 30, 2017	Sep. 30, 2018	Sep. 30, 2017

Earnings per diluted share	$1.08	$0.76	$7.34	$2.77

Impact of Tax Cuts and Jobs Act	0.07	-	(4.22)	-
Multiemployer pension withdrawals	-	-	0.52	-
Restructuring and other items	0.11	0.10	0.30	0.52
Pension lump sum settlement	-	0.01	-	0.08
Accelerated depreciation on major capital projects	0.02	-	0.08	-
Losses at closed plants and transition costs	-	0.03	0.06	0.05
Acquisition bridge and other financing fees	0.01	-	0.03	-
Land and Development operating results including impairments	0.01	0.02	0.02	0.06
Inventory stepped-up in purchase accounting	-	0.03	-	0.08
Loss (gain) on extinguishment of debt	-	-	-	-
Gain on sale of HH&B	-	(0.01)	-	(0.76)
Federal, state and foreign tax items	-	(0.06)	-	(0.16)
HH&B - impact of held for sale accounting	-	-	-	(0.03)
Consumer Packaging segment acquisition reserve adjustments	(0.03)	-	(0.06)	-
Gain on sale of waste services	-	-	(0.03)	-
Gain on sale or deconsolidation of subsidiaries	-	(0.01)	-	(0.01)
Other	0.02	-	0.05	0.02
Adjusted earnings per diluted share	$1.29	$0.87	$4.09	$2.62

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure “Adjusted Tax Rate”. Management believes this non-GAAP financial measure is useful because it adjusts our GAAP effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. WestRock believes that the most directly comparable GAAP measures to Adjusted Pre-Tax Income and Adjusted Tax Expense are “Income before income taxes” and “Income tax (expense) benefit”, respectively. Set forth in the tables on page 15 are reconciliations of Adjusted Pre-Tax Income’ to “Income before income taxes” and “Adjusted Tax Expense” to “Income tax (expense) benefit” for the three months ended September 30, 2018 and September 30, 2017. The results of which, are included in the table below to compute the “Adjusted Tax Rate” (in millions).

	Three Months Ended
	Sep. 30, 2018	Sep. 30, 2017

Adjusted pre-tax income	$424.5	$310.7
Adjusted tax expense	(88.5)	(88.4)
	$336.0	$222.3

Adjusted Tax Rate	20.8%	28.5%

CONTACT:
Media:
Investors:	John Pensec, 470-328-6397
James Armstrong, 470-328-6327	Director, Corporate Communications
Vice President, Investor Relations	mediainquiries@westrock.com
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com